United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(51,517,540)
Realized Trading Gain (Loss) on Swaps	(20,329,448)
Unrealized Gain (Loss) on Market Value of Futures	(27,302,250)
Unrealized Gain (Loss) on Market Value of Swaps	(2,662,801)
Dividend Income	10,619
Interest Income	12,888
ETF Transaction Fees	16,000
Total Income (Loss)	$(101,772,532)

Expenses
General Partner Management Fees	$436,837
Brokerage Commissions	177,707
Tax Reporting Fees	119,010
Legal Fees	46,937
Audit Fees	13,151
NYMEX License Fee	10,921
Non-interested Directors' Fees and Expenses	9,519
Prepaid Insurance Expense	7,164
Total Expenses	$821,246
Net Income (Loss)	$(102,593,778)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$889,808,663
Additions (11,600,000 Units)	228,957,610
Withdrawals (5,700,000 Units)	(114,008,113)
Net Income (Loss)	(102,593,778)

Net Asset Value End of Month	$902,164,382
Net Asset Value Per Unit (47,766,476 Units)	$18.89

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612